UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Barry Allen from the Board of Directors

On December 11, 2020, Mr. Barry Allen notified Sterling Bancorp, Inc. (the “Company”) of his resignation from the Board of Directors (the “Board”) of the Company and the Board of Directors of Sterling Bank and Trust, FSB (the “Bank”) for health reasons, effective as of December 31, 2020. Mr. Allen’s resignation was not due to any disagreement on any matter relating to the Company’s operations, policies, or practices.

Appointment of Ms. Tracey Dedrick to the Board of Directors

On December 17, 2020, the Board, pursuant to its powers under the Amended and Restated Bylaws of the Company and on the recommendation of the Company’s Nominating Committee, appointed Tracey Dedrick as a director of the Board, effective upon receipt of regulatory non-objection from the Office of the Comptroller of the Currency. Ms. Dedrick will serve as a director until the 2021 annual meeting of shareholders or until her earlier resignation, retirement or other termination of service. It is expected that Ms. Dedrick will be nominated for re-election at the 2021 annual meeting of shareholders to serve for a three-year term.

Ms. Dedrick brings over 40 years of experience in the financial services industry to the Board. She is a former Executive Vice President and Head of Enterprise Risk Management for Santander Holdings U.S., where she was responsible for enterprise risk, operational risk and market risk for the Americas until her retirement in 2017. Prior to that role, Ms. Dedrick was Executive Vice President and Chief Risk Officer at Hudson City Bancorp from July 2011 until November 2015 and served with its successor, M&T Bank, from November 2015 to February 2016. From January 2010 to February 2011, Ms. Dedrick served as the Treasurer of PineBridge Investments, an asset management company with $83 billion in assets under management. Prior to this, Ms. Dedrick was employed by MetLife, the largest insurance provider in the United States, where she served as Vice President and Assistant Treasurer from June 2001 until July 2004, Vice President and Head of Investor Relations from July 2004 until July 2007 and then served as the Senior Vice President and Head of Market Risk from July 2007 until September 2009. Ms. Dedrick currently serves on the board of directors of First BanCorp., where she is also the Chair of First Bancorp.’s Risk Committee. Additionally, Ms. Dedrick currently serves as a board member of Fieldpoint Private, a private wealth management firm, and as the Chair and a board member of the Information Systems Audit and Control Association (“ISACA”). As a board member of ISACA, Ms. Dedrick is a member of ISACA’s Risk and Technology Committee and Compensation Committee as well as the Chair of its Executive Committee. Ms. Dedrick obtained her Bachelor of Arts in Economics from the University of Minnesota—Twin Cities.

There were no understandings or arrangements between Ms. Dedrick and any other persons pursuant to which Ms. Dedrick was appointed as a director. Ms. Dedrick is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Dedrick will participate in the Company’s director compensation program for non-employee directors, and the Board has determined that Ms. Dedrick is an independent director under applicable Company and Nasdaq standards.

A copy of the Company’s press release dated December 17, 2020 announcing the resignation of Mr. Allen and the appointment of Ms. Dedrick is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals, and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. Those statements are not guarantees of future results or performance and are subject to certain known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. The risks, uncertainties, and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on October 6, 2020, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
99.1	Company press release dated December 17, 2020
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp, Inc.

By:	/s/ Steve Huber
Steve Huber
Chief Financial Officer

Date: December 17, 2020